Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement") is effective as of the 14th day of January, 2016, by and between Media Convergence Group, LLC, a Utah limited liability company (the "Seller"), and Appiphany Technologies Holdings Corp., a Nevada corporation (the "Buyer").

R E C I T A L S

A.            Seller owns certain accounts and other assets as set forth on Exhibit A attached hereto (the "Assets").

B.            Subject to the terms and conditions of this Agreement, Seller is willing to sell to Buyer, and Buyer are willing to purchase from Seller, the Assets as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the benefits to be derived hereunder and the mutual promises contained herein, the parties hereby agree as follows:

A G R E M E N T

ARTICLE I
PURCHASE AND SALE OF ASSETS AND CERTAIN RELATED TRANSACTIONS

1.1            Purchase and Sale.  At the Closing, Seller will sell to Buyer, and Buyer will purchase from Seller, upon the terms and subject to the conditions set forth in this Agreement, the Assets set forth on Exhibit A attached hereto.

ARTICLE II
PURCHASE PRICE

2.1            Purchase Price. Buyer shall pay to Seller for the Assets consideration consisting of 20,000,000 shares of common stock of the Buyer (the "Consideration Shares"), to be issued to Seller upon the Closing of this Agreement.

2.2            Closing Costs.  Each party shall bear its own closing costs, including without limitation attorneys' and accountants' fees and costs, where applicable.  Without limiting the generality of the foregoing, Seller shall be solely responsible for any brokerage fees or sales commissions incurred in connection with the transactions contemplated by this Agreement.

ARTICLE III
CLOSING

3.1            Closing Date.  The closing of the transactions contemplated herein shall be January 14, 2016 (the "Closing").  Such date may change due to mutual agreement of the Parties.

3.2            Closing Deliveries by Buyer to Seller.  At the Closing, Buyer shall deliver, or cause to be delivered to Seller, the following, each in form and substance reasonably satisfactory to Seller:

(a)            A certificate, executed by Buyer, dated as of the Closing, certifying that the conditions specified in Section 7.3 have been fulfilled; and
(b)            A certificate representing the Consideration Shares.

3.3        Closing Deliveries by Seller to Buyer.  At the Closing, Seller shall deliver, or cause to be delivered, to Buyer the following, each in form and substance reasonably satisfactory to Buyer:

(a)            An Assignment and Bill of Sale, a copy of which is attached hereto as Exhibit B;
(b)            Any other documentation reasonably required to fully vest title to the Assets in Buyer as well as all Assets; and
(c)            A certificate, executed by Seller, dated as of the Closing, certifying that the conditions specified in Section 7.2 have been fulfilled.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER

Seller hereby represents and warrants to Buyer that the following statements are correct and complete in all material respects as of the date hereof and as of Closing, which representations and warranties shall survive Closing:

4.1            Organization.  Seller is a limited liability company organized in the State of Utah.
4.2            Authorization.  Seller has all necessary power and authority to execute and deliver this Agreement and the documents and agreements contemplated hereby, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder.  This Agreement has been duly and validly approved by all necessary action on the part of Seller, has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally or by equitable principles (whether considered in an action at law or in equity) and other customary limitations on enforceability.

4.3            Title to Assets.  Seller has and will convey to Buyer good and marketable title to all the Assets, free and clear of any security interest, claim, lien or encumbrance.

4.4            Consents and Approvals.  No consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

4.6            Legal Proceedings.  Except as set forth on Schedule 4.6, there are no claims, actions, suits or proceedings or arbitrations, either administrative or judicial, pending, or, to the knowledge of Seller, overtly threatened against or affecting the Seller, or the Assets, or Seller's ability to consummate the transactions contemplated herein, at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind.

4.7            Disclosure.  There are no material facts relating to the Assets that have not been disclosed to Buyer.

4.8        No Untrue Statement.  To the knowledge of Seller, none of the representations and warranties in this Article IV or made by Seller elsewhere in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary, in light of the circumstances under which it was made, in order to make any such representation not misleading in any material respect.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represent and warrant to Seller that the following statements are correct and complete in all material respects as of the date hereof and as of Closing, which representations and warranties shall survive Closing:

5.1            Organization.  Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada.
5.2            Authorization.  Buyer have all necessary company power and authority to execute and deliver this Agreement and the documents and agreements contemplated hereby, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder.  This Agreement has been duly and validly approved by all necessary company action on the part of Buyer, has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally or by equitable principles (whether considered in an action at law or in equity) and other customary limitations on enforceability.

5.3            Consents and Approvals.  No consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

5.4            No Untrue Statement.  To the knowledge of Buyer, none of the representations and warranties in this Article V or made by Buyer elsewhere in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary, in light of the circumstances under which it was made, in order to make any such representation not misleading in any material respect.

ARTICLE VI

COVENANTS

6.1            Further Assurances.  Each party shall cooperate in good faith with the other and shall take all appropriate action and execute any documents, instruments, assignments, assumptions or conveyances of any kind which may reasonably be necessary or advisable to carry out any of the transactions contemplated hereunder, including without limitation any vehicle registrations.  The parties shall cooperate in providing such information as may be necessary to be in compliance with relevant sections of the Internal Revenue Code.

6.2            Risk of Loss.  Until Closing, all risk of loss or damage to the Assets shall be borne by Seller, and thereafter shall be borne by Buyer.

6.3            Delivery.  Seller shall deliver possession of all Assets to Buyer at Closing.

6.7            Indemnification.

(a)            Seller agrees to indemnify and save and hold Buyer harmless from and against any cost, damage, liability, loss, expense, penalty, fine or deficiency suffered or incurred by Buyer, including without limitation court and investigation costs and reasonable attorneys' fees, arising out of or resulting from (a) any inaccuracy in any representation or the breach of any warranty made by Seller in this Agreement and (b) the failure by Seller to perform or observe any term, provision or covenant of this Agreement.

(b)            Buyer agree to indemnify and save and hold Seller harmless from and against any cost, damage, liability, loss, expense, penalty, fine or deficiency suffered or incurred by Seller, including without limitation court and investigation costs and reasonable attorneys' fees, arising out of or resulting from (a) any inaccuracy in any representation or the breach of any warranty made by Buyer in this Agreement or (b) the failure by Buyer to perform or observe any term, provision or covenant of this Agreement.

ARTICLE VII

CONDITIONS

7.1            Conditions to Each Party's Obligations under this Agreement.  The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the fulfilment or waiver in writing by mutual agreement of the parties at or prior to Closing of the following conditions:

(a)            None of the parties shall be subject to any decree, order or injunction of a United States federal or state court or foreign court of competent jurisdiction, which prohibits the consummation of the transactions contemplated by this Agreement, and no statute, rule or regulation shall have been enacted by any governmental authority which prohibits or makes unlawful the consummation of the transactions contemplated by this Agreement.
(b)            No action, suit, investigation or proceeding before any governmental authority seeking to prevent or prohibit the consummation of the transactions contemplated by this Agreement shall be pending.

7.2            Conditions to Obligations of Seller under this Agreement.  The obligation of Seller to effect the transactions contemplated by this Agreement shall be subject to the fulfilment or waiver in writing by Seller at or prior to the Closing of the following conditions:

(a)            Buyer shall have performed in all material respects Buyer's covenants and agreements contained in this Agreement required to be performed on or prior to the Closing.
(b)            The representations and warranties of Buyer contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all respects as of the Closing.
(c)            Buyer shall have made or caused to be made all deliveries required by Section 3.2 of this Agreement.

7.3        Conditions to Obligations of Buyer under this Agreement. The obligation of Buyer to effect the transactions contemplated by this Agreement shall be subject to the fulfilment or waiver in writing by Buyer at or prior to the Closing of the following conditions:

(a)            Seller shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing.

(b)            The representations and warranties of Seller contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all respects as of the Closing.
(c)            Since the date of this Agreement, there shall not have occurred and be continuing material adverse effect to the Assets.
(d)            Seller shall have made all deliveries required by Section 3.3 of this Agreement.
(e)            There must not have been made or threatened by any person any claim asserting that such person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of the Assets or (b) is entitled to all or any portion of the Purchase Price payable for the Assets.
(f)            Buyer shall have obtained all necessary third-party and governmental consents, authorizations, licenses and/or permits to the sale of the Assets.

ARTICLE VIII

TERMINATION

8.1            Termination by Consent. This Agreement may be terminated at any time prior to the Closing by the written agreement of Seller and Buyer.
8.2            Termination by Seller or Buyer.  At any time prior to Closing, this Agreement may be terminated by Seller or Buyer, if a United States federal or state court of competent jurisdiction or United States governmental authority shall have issued an order, decree or ruling or taken any other action (including the enactment of any statute, rule, regulation, decree or executive order) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement (the "Restraining Order") and such Restraining Order shall have become final and non-appealable; provided, however, that (i) the factual basis for the Restraining Order shall not be or relate to the breach of any representation, warranty, covenant or agreement set forth in this Agreement by the party seeking to terminate the Agreement under this Section and (ii) the party seeking to terminate this Agreement pursuant to this Section shall have complied in all material respects with Section 6.2 and shall have used its commercially reasonable efforts to remove such injunction, order or decree.

8.3        Termination by Seller. At any time prior to Closing, this Agreement may be terminated by Seller if (i) there has been a material breach by Buyer of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of Buyer shall have become untrue in any material respect, in either case such that the conditions set forth in Section 7.2 would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within thirty (30) days after written notice of such breach is given to Buyer by Seller; provided, however, that the right to terminate this Agreement pursuant to this Section shall not be available to Seller if Seller, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 7.3 shall not be satisfied.

8.4            Termination by Buyer.  At any time prior to Closing, this Agreement may be terminated by Buyer if (i) there has been a material breach by Seller of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of Seller shall have become untrue in any material respect, in either case such that the conditions set forth in Section 7.3 would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within thirty (30) days after written notice of such breach is given to Seller by Buyer; provided, however, that the right to terminate this Agreement pursuant to this Section shall not be available to Buyer if Buyer, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 7.2 shall not be satisfied.

ARTICLE IX
MISCELLANEOUS

9.2            Confidentiality.  Each Party shall use all information that it obtains from the others pursuant to this Agreement solely for the effectuation of the transactions contemplated by this Agreement or for other purposes consistent with the intent of this Agreement and shall not use any of such information for any other purpose, including, without limitation, the competitive detriment of the other Parties.  Each Party may disclose such information to its/their respective affiliates, counsel, accountants, tax advisors and consultants as necessary to consummate this transaction.  This provision shall not prohibit the use or disclosure of confidential information pursuant to court order or which has otherwise become publicly available through no fault of the recipient Party.

9.3            Notices.  All notices, requests, consents and demands shall be given to or made upon the parties at their respective addresses set forth below, or at such other address as a party may designate in writing delivered to the other parties.  Unless otherwise agreed in this Agreement, all notices, requests, consents and demands shall be given or made by personal delivery, by confirmed air courier, or by certified first class mail, return receipt requested, postage prepaid, to the party addressed as aforesaid.  If sent by confirmed air courier, such notice shall be deemed to be given upon the earlier to occur of the date upon which it is actually received by the addressee or the business day upon which delivery is made at such address, as confirmed by the air courier (or if the date of such confirmed delivery is not a business day, the next succeeding business day).  If mailed, such notice shall be deemed to be given upon the earlier to occur of the date upon which it is actually received by the addressee or the third business day following the date upon which it is deposited in a first-class postage-prepaid envelope in the United States mail addressed to such address.

If to Seller:                                           Media Convergence Group, LLC  1951 Logan Ave, Salt Lake City UT 84108

If to Buyer:                                          Appiphany Technologies Corp.
10 West Broadway Suite 700
Salt Lake City, UT 84101

9.4            Assignment.  Without the prior written consent of the other party, the benefits of this Agreement may not be assigned or in any other manner transferred and the obligations may not be delegated.  Subject to the foregoing limitation on assignment and delegation, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, and no other person shall have any right, benefit or obligation hereunder.
9.5            Choice of Law; Venue.  This Agreement shall be construed in accordance with, and governed by, the substantive laws of, the State of Utah, without reference to principles governing choice or conflicts of laws.  Venue for any action hereunder shall lie exclusively in the courts of the State of Utah.
9.6            Severability.  In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity of any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision were not contained herein; provided that the Agreement as so modified preserves the basic intent of the parties.
9.7            Captions.  The captions used herein are for ease of reference only and shall not define or limit the provisions hereof.
9.8            Sale of Assets Only.  This Agreement constitutes a sale of the Assets only and is not a sale of any interest in Seller.  Buyer are not assuming and shall not be responsible for the payment of any liabilities or obligations of Seller whatsoever, except as expressly set forth herein.
9.9            Enforcement.  In the event of a dispute between the parties arising under this Agreement, the party prevailing in such dispute shall be entitled to collect such party's costs from the other party, including without limitation court costs and reasonable attorneys' fees, whether such sums are expended with or without suit, at trial or on appeal.
9.10            Entire Agreement; Amendments.  This Agreement and the exhibits attached hereto constitute the entire agreement between the parties hereto with respect to the subject matter contained herein, and there are no covenants, terms or conditions, express or implied, other than as set forth or referred to herein.  This Agreement supersedes all prior agreements between the parties hereto relating to all or part of the subject matter herein.  No representations, oral or written, modifying or contradicting the terms of this Agreement have been made by any party except as contained herein.  This Agreement may not be amended, modified or canceled except as provided herein or by written agreement of the parties signed by the party against whom enforcement is sought.

9.11            Counterparts.  Any number of counterparts of this Agreement may be signed and delivered and each shall be considered an original and together they shall constitute one agreement.
9.12            Survival.  All of the covenants, representations and warranties contained in this Agreement shall survive the Closing and shall not be merged therein.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SELLER:

MEDIA CONVERGENCE GROUP, LLC

/s/ Rob Sargent
By: Rob Sargent
Its: President

BUYER:

APPIPHANY TECHNOLOGIES CORP.

/s/ Rob Sargent
By:Rob Sargent
Its: CEO

EXHIBIT A

Assets

●          Account with National Hockey League Players Association to supply secure tagging

●          Account with Hockey Canada  to supply secure tagging

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EXHIBIT B

Bill of Sale

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ASSIGNMENT AND BILL OF SALE

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Media Convergence Group, LLC, a Utah limited liability company ("Assignor"), does hereby grant, bargain, transfer, sell, assign, convey and deliver to Appiphany Technologies Corp., a Nevada corporation ("Assignee"), free and clear of any and all liens, encumbrances, charges or claims, all right, title and interest in and to the Assets as such terms are defined in the Asset Purchase Agreement between the parties of even date herewith.  Assignor, for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time forthwith upon the written request of Assignees, at no additional cost to Assignor, Assignor will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required by Assignees in order to assign, transfer, set over, convey, assure and confirm unto and vest in Assignees, their successors and assigns, title to the assets sold, conveyed, transferred and delivered by this Assignment and Bill of Sale.

This Assignment and Bill of Sale is being executed and delivered by Assignor pursuant to the terms of the Asset Purchase Agreement executed between the parties simultaneously herewith.

Executed effective as of January 14, 2016.

ASSIGNOR:

MEDIA CONVERGENCE GROUP, LLC

s/Rob Sargent/
By: Rob Sargent
Its: President

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